EXHIBIT 99.1

Performance Sports Group Acquires License to Technology Assets from Q30 Sports, LLC
Studies Show Proprietary Technology Reduces Indicators of Mild Traumatic Brain Injury

EXETER, NH – October 15, 2015 – Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) (“Performance Sports Group” or the “Company”), a leading developer and manufacturer of high performance sports equipment and apparel, today announced its acquisition of an exclusive perpetual, worldwide license from Q30 Sports, LLC (“Q30 Sports”) to use its patent and technology assets in the development of products intended to address the important issue of mild traumatic brain injury (“mTBI”) in sports and athletic activities.

Performance Sports Group acquired the license to the applicable patent and technology assets for US $7.0 million with future payments of up to US $18.0 million if certain product development and sales milestones are achieved. Performance Sports Group also made a $1.0 million equity investment in Q30 Sports’ parent company, Q30 Sports Science, LLC (“Q30 Sports Science” and, collectively with Q30 Sports, “Q30”).

Q30’s technology and supporting science have shown a reduction in indicators of mTBI in both animal and human studies. Performance Sports Group and Q30 have initiated the process of bringing this promising technology to the marketplace with both the United States Food & Drug Administration (FDA) and Health Canada.

“In scientific studies, the technology developed by Q30 has been effective at reducing mild traumatic brain injury and, as a leading manufacturer of protective sports equipment, we believe it is our obligation to do everything we can to help bring this exciting new technology to athletes,” said Kevin Davis, Chief Executive Officer, Performance Sports Group. “There is more research that needs to be done, but this technology – and the wealth of knowledge and science behind it – could mark an important step forward in addressing this important issue of player safety.”

The Q30 technology is based on biologically-inspired discovery and backed by leading medical experts. It is the first technology that attempts to reduce mTBI internally by using the body’s physiology rather than through the use of external protections, such as helmets.

“In our opinion, mTBI is the single biggest problem plaguing the sports world today,” said Tom Hoey, Co-Chief Executive Officer, Q30 Sports Science. “At Q30, we’ve made great progress in researching ways to reduce the incidence of mTBI, working hand-in-hand with leading medical professionals and institutions.  This partnership with Performance Sports Group is an exciting development in our shared mission of protecting athletes around the world.”

Dr. Julian Bailes, Chairman of the Department of Neurosurgery and Co-Director of the NorthShore University HealthSystem Neurological Institute; Dr. Joseph Fisher, Senior Scientist, Toronto General Research Institute; and Dr. David Smith, Visiting Scientist, Cincinnati Children’s Hospital and Medical Center identified the “slosh effect” as a key cause of mTBI. “Slosh” is the movement of the brain, which is floating in cerebrospinal fluid inside the skull. When the head receives an impact or experiences sudden, extreme movement, the brain sloshes inside the skull and can impact the walls of the cranium, often times tearing brain fibers. The result of these impacts can produce mTBI.

Rather than focusing on developing external protective equipment to address the slosh effect, Bailes, Fisher and Smith became the first researchers to address the incidence of mTBI by using the body’s physiology. The researchers have developed a simple device that athletes can comfortably wear, which mildly increases blood volume in the cranium to reduce the slosh effect.  In two separate peer-reviewed research studies conducted on small animals, which were published in the medical journals Neurosurgery and Journal of Neurosurgery, respectively, the researchers found an 83 percent reduction in the number of torn fibers in a standard concussion model when the device was utilized.

“This is the first solution to address mTBI from inside the skull,” said Bailes, a founding member of the Brain Injury Research Institute who is profiled in an upcoming major motion picture for his work to identify Chronic Traumatic Encephalopathy (CTE) in former professional football players. “By increasing the volume of blood in the cranial cavity, there’s less room for the brain to move which reduces the overall slosh effect and reduces mTBI. The research results are very encouraging and we are excited to work with Performance Sports Group to continue the important research and bring this technology to market.”

Performance Sports Group and Bailes will present and further explain the technology, the product solution and the latest research results during a press conference to be held in New York on November 17. Details regarding the press conference will be made available on the Company’s website www.performancesportsgroup.com.

About Performance Sports Group Ltd.

Performance Sports Group Ltd. (NYSE: PSG) (TSX: PSG) is a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel and soccer apparel. The Company is the global leader in hockey with the strongest and most recognized brand, and it holds the No. 1 North American position in baseball and softball. Its products are marketed under the BAUER, MISSION, MAVERIK, CASCADE, INARIA, COMBAT and EASTON brand names and are distributed by sales representatives and independent distributors throughout the world. The Company is focused on building its leadership position by growing market share in all product categories and pursuing strategic acquisitions. Performance Sports Group is a member of the Russell 2000 and 3000 Indexes, as well as the S&P/TSX Composite Index. For more information on the Company, please visit www.PerformanceSportsGroup.com.

About Q30 Sports Science

Q30 Sports Science, LLC, is a research and development company dedicated to finding innovative solutions to the growing problem of Traumatic Brain Injury. Q30 partners with leading independent science and medical institutions to design cutting edge products that will protect athletes, soldiers, and industry workers.  For more information on the company visit www.Q30sportsscience.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of applicable securities laws,  including with respect to the use of Q30’spatent and technology assets in the development of products that are intended to reduce the incidence of mTBI in sports and athletic activities, future payments to Q30 in connection with certain product development and sales milestones being achieved, obtaining and maintaining approvals from the FDA and Health Canada that are necessary to market and sell products containing the applicable licensed patent and technology assets, and successfully bringing to market products that may have the ability to reduce the incidence of mTBI in sports and athletic activities. The words "may," "will," "would," "should," "could," "expects," "plans," "intends," "trends," "indications," "anticipates," "believes," "estimates," "predicts," "likely" or "potential" or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Forward-looking statements, by their nature, are based on current assumptions and estimates and are subject to important risks and uncertainties. Many factors could cause outcomes to differ materially from those expressed or implied by the forward-looking statements. Products that may be considered medical devices are governed by a wide array of regulatory agencies, including Health Canada, the U.S. Food and Drug Administration and applicable health authorities in other countries, with regard to research, testing, development, manufacturing, promotion and eventual marketing of products. The commercialization of products first requires the approval of the applicable regulatory agencies in each of the countries in which we intend to sell products and such approvals may take a number of years and substantial resources to obtain. Obtaining regulatory approval is subject to the discretion of regulatory agencies and there is no assurance that any device or product incorporating the Q30 technology will be approved by the applicable regulatory agency on a timely basis, or at all. In addition, regulatory agencies have the power to limit the indicated use of a product, even if we obtain regulatory approval for such product. Any failure or delay to obtain or maintain regulatory approvals could affect the manufacturing and marketing of products and our ability to generate revenue from such products, either of which could adversely affect our business and financial condition. In addition, the manufacture, marketing and sale of the technology will be subject to ongoing and extensive governmental regulation in the country in which the Company intends to market its products. Failure to comply with any of these post-approval requirements can result in a series of sanctions, including withdrawal of the right to market a product. Our success depends on, among other things, the value and reputation of our products or brands. Any new products that are not favourably received by consumers could damage our reputation. The lack of market acceptance of such products or our inability to generate satisfactory revenues from such products to offset their costs and investments could have an adverse effect on our business and financial condition. Furthermore, we cannot assure that the technologies for which we have obtained licenses are adequately protected to prevent imitation by others. Additional risk factors are detailed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K dated August 26, 2015 and in the Company’s first quarter report on Form 10-Q, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com and on the Company’s website at www.performancesportsgroup.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and we have no intention and undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:
Steve Jones
Sr. Director, Corporate Communications
Tel 1-603-430-2111
media@performancesportsgroup.com

Investor Relations:
Liolios Group Inc.
Cody Slach
Tel 1-949-574-3860
PSG@liolios.com